                                                                   Exhibit 23.2



            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in, or made part of, this registration statement.

                                                     Arthur Andersen LLP

Washington, D.C.
August 6, 1999